Exhibit 99.2

ION Earnings Call Q3 2010 Earnings Call Presentation November 4, 2010

Earnings Call Introduction Corporate Participants & Contact Information CONTACT INFORMATION If you have technical problems during the call, please contact 713 529 6600. If you would like to listen to a replay of today's call, it will be available via webcast in the Investor Relations section of the Company's website - www.iongeo.com for approximately 12 months. BOB PEEBLER ION Geophysical Corporation CEO BRIAN HANSON ION Geophysical Corporation CFO

Earnings Call Introduction FORWARD-LOOKING STATEMENT The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

Signs of Recovery Q3 2010

Quarterly Highlights Q3 2010 Second consecutive profitable quarter, with strong performances by all our business units Significant growth in our multi-client business as a result of the recent expansion of our ArcticSPAN program Our data processing group delivered another strong quarter, with significant backlog to carry into 2011 With BGP's marine equipment purchases, we are beginning to see additional value and benefit from the creation of INOVA Geophysical Solid performance by Concept Systems as we continue to see demand for Orca Beginning to see signs of improvement in the land market

Financial Overview Q3 2010 Revenues of $122 million for the quarter with year-to-date revenues of $286 million compared to $299 million for the prior period Multi-client revenues improve from $8 million in the second quarter to $59 million in the third quarter primarily due to significant new venture activity related to our Arctic projects Record quarter for Data Processing sales with revenues of $28 million ION delivers $0.08 of diluted EPS for the third quarter and turns profitable on a year-to- date basis delivering $0.01 diluted EPS EBITDA generation of $52 million for the quarter with year-to-date EBITDA improving to $84 million Invested $38 million in pre-funded multi-client in the third quarter and is in a positive cash position with no drawings on our line of credit ION returns to profitability on a year-to-date basis

Financial Overview Trailing Twelve Month (TTM) Revenue Comparison $ Millions [ 7 ] Including Legacy Land Systems Excluding Legacy Land Systems Solutions Systems Software $ Millions

Solutions Segment Financial Overview Revenue by Type Multi-client CapEx Investment Solutions Backlog $ Millions $ Millions Q3 2010 $77 M Q2 2010 $118 M Actual Investment Forecasted Investment Data Processing Data Libraries New Ventures

Software Segment Financial Overview £ Millions Revenue by Type (GBP) Services Software Systems % of Seismic Vessels with Orca Orca Vessel Conversion 32 vessels 44 vessels 2009 2010 Other Orca

Systems Segment Financial Overview $ Millions Revenue by Type Towed Streamer Equipment OBC Other

Systems Segment Vessel Count & Streamer Length Segmented by Survey Type 2D Low 3D Mid 3D High 3D Streamer Length Vessel Count Kilometers 33 42 41 51 43 39 19 23 22 20 19 24 13 21 21 18 17 22 18 33 28 25 19 43 2D - One streamer Low 3D - Low resolution with two to four streamers Mid 3D - Medium resolution with five to nine streamers High 3D - High resolution with 10+ streamers Streamer length - Aggregate kilometers measured from vessel connection to end of streamer 118 97 106 122 128 83

Financial Overview Balance Sheet as of September 30, 2010 Capital Employed Financing Working Capital Net Fixed Assets MC Library Goodwill & Equity in INOVA Equity $ Millions $ Millions Other LT Debt Debt-to-Capitalization of 0.2* * Debt-to-Capitalization = LT Debt over LT Debt plus Equity $104M $139M

Financial Overview Liquidity & LT Debt as of September 30, 2010 Liquidity of $116M LT Debt of $104M Outstanding Cash Undrawn Revolver Term Loan Facility & Equipment Leases 3% Revolver and Term A both mature in March 2015

Financial Overview Cash Flow Nine Months Ended September 30, Nine Months Ended September 30, SUMMARIZED CASH FLOW STATEMENT 2010 2009 Cash from operations 87,081 33,345 Working capital (29,848) 19,418 Multi-client investment (58,866) (75,149) Other investing and financing activities 1,382 6,770 Net change in cash (251) (15,616) Strong cash generation fully covers multi-client investment

INOVA Geophysical Financial Overview Q309 vs Q310 Forecasted Revenues $ Millions Estimated Q310 Results for INOVA* Revenues: $27 to $29 million Operating Loss: $9 to $11 million Net Loss: $10 to $12 million *ION to share 49% of these estimated results

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Q&A Session Q3 2010